FIRST AMENDMENT TO THE
MIDSOUTH BANCORP, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

Pursuant to the authorization of its Board of Directors, MidSouth Bancorp, Inc. (the “Employer”), does hereby amend the MidSouth Bancorp, Inc. Amended and Restated Deferred Compensation Plan (the “Plan”), effective as of October 19, 2016, as set forth below. All capitalized terms used in this First Amendment to the MidSouth Bancorp, Inc. Amended and Restated Deferred Compensation Plan (the “Amendment”) and not defined herein shall have the meanings ascribed to such terms in the Plan.

W I T N E S S E T H

WHEREAS, the Employer amended and restated the Plan effective as of December 29, 2010; and

WHEREAS, the Employer now desires to amend the Plan to permit a Director to make a subsequent deferral election to further defer the distribution of shares of Employer Common Stock and other amounts allocated to the Director’s Deferred Compensation Account under the Plan in accordance with the rules under Section 409A of the Code.

NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.

The Plan is hereby amended by adding the following new Paragraph 6 to Article V (Distributions) of the Plan, effective as of the date set forth above:

“6.    Subsequent Deferral of Time of Distribution

A Director may make an election to change the deferral period or form of payment (or both) that applies to the shares of Employer Common Stock and other amounts allocated to the Director’s Deferred Compensation Account, or any portion thereof, pursuant to the terms of the Plan provided that such election:

a.    does not take effect until at least twelve (12) months following the date on which such election to further defer or change the form of payment is made;

b.    such election postpones such payment for a period of not less than five (5) years from the date such payment otherwise would have been made; and

c.    such election is made not less than twelve (12) months prior to the otherwise scheduled payment date.

The Director who makes the foregoing election may elect for his distribution then to be made in a single lump sum payment or in annual installments over no less than three (3) and no more than five (5) years. The distribution of the Participant’s Deferred Compensation Account in annual installments shall be treated as the distribution of a series of separate payments for purposes of this subsequent deferral election, so that additional subsequent deferral elections may be made with respect to each such installment. So long as the Director qualifies to change his period of deferral and/or form of payment, there is no limit on the number of subsequent deferral elections that may be made by the Director, unless the Plan Administrator provides otherwise. This paragraph, however, shall not apply to a Beneficiary of a Director.”

2.

Paragraph 3 of Article V (Distributions) shall be amended by deleting the current provision and inserting in lieu thereof the following:

“3.    Method of Payment. Distributions to be made under paragraph 1 above shall be made in the form of a single lump sum payment, in shares of Common Stock of the Employer or cash, or any combination thereof, as determined by the Plan Administrator in its sole discretion. Distributions to be made in connection with a subsequent deferral election under paragraph 6 below shall be made in either (i) a single lump sum payment or (ii) annual installments over no less than three (3) nor more than five (5) years, as the Director may elect under his subsequent deferral election, in shares of Common Stock of the Employer or cash, or any combination thereof, as determined by the Plan Administrator in its sole distribution. If distributions are to be made in installments, each installment will equal the product of the Deferred Compensation Account or portion thereof subject to the distribution multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid (including the installment then being determined).”

3.

Paragraph 4 of Article V is hereby amended by deleting the word “If” which starts the first sentence and adding the follow words to the beginning of the sentence:

“Notwithstanding any other provision of the Plan, if …]”

4.

This Amendment shall be effective as of the date hereof. Except as otherwise set forth in this Amendment, the Plan shall continue in full force and effect pursuant to its original terms.

[Signatures on next page]

IN WITNESS WHEREOF, the Employer has approved and adopted this Amendment as of the date set forth above.

MIDSOUTH BANCORP, INC.

By: /s/ C. R. Cloutier
Name: C.R. Cloutier
Title: President and Chief Executive Officer

ATTEST:

By: /s/ Shaleen Pellerin
Name: Shaleen Pellerin
Title: Investor Relations Officer

MIDSOUTH BANCORP, INC. AMENDED AND RESTATED DEFERRED COMPENSATION PLAN SUBSEQUENT DEFERRAL ELECTION TO FURTHER DEFER DISTRIBUTION OR CHANGE FORM OF PAYMENT

NAME:
ADDRESS:

SOCIAL SECURITY NUMBER:
DATE OF BIRTH:

MidSouth Bancorp, Inc. (the “Company”) previously established the MidSouth Bancorp, Inc. Amended and Restated Deferred Compensation Plan (the “Plan”). All capitalized terms used but not defined herein shall have the same meanings given them in the Plan.
As a participating Director under the Plan, you previously elected to defer certain Board and/or Committee meeting fees, which were credited to your Deferred Compensation Account and deemed invested in Company Common Stock. Your Deferred Compensation Account is scheduled to be distributed to you (in Company Common Stock, cash or some combination thereof) in a single lump sum payment 60 days after the later of (i) the date on which you cease providing services to the Company or (ii) the date on which you attain age 65.
If you so desire, the Plan now permits you to make an election to further defer the distribution of all or a portion of your Deferred Compensation Account and/or change the form of payment of your Deferred Compensation Account, e.g. from a lump sum to annual installments, provided:
(i) the election does not become effective until 12 months following the date it is made;
(ii) the election postpones the distribution for a period of no less than 5 years from the date the payment otherwise would have been made; and
(iii) the election is made not less than 12 months before the scheduled payment date.
If you elect to change the form of payment of all or a portion of your deferred Compensation Account, you can elect for payment to be made (in lieu of a single lump sum) in the form of annual installments over not less than three (3) or more than five (5) years.

This subsequent deferral election can be made for either or both of your currently scheduled payment dates. Your Deferred Compensation Account currently is scheduled to be paid in a single lump sum on the later of (i) the date you cease providing services and (ii) the date you attain age 65. Both (i) and (ii) are scheduled payment dates, so you can elect to further defer one or both of such scheduled payment dates. You also can elect to change the form of payment for either date, but you then must defer commencement of payment for at least five (5) years after the otherwise scheduled payment date.
In no event may you defer payment or commencement of payment more than five (5) years after the otherwise scheduled payment date.
If you want to make the subsequent deferral election, you need to complete this election and return it to the Company at least twelve (12) months before the scheduled payment date.

1.	Subsequent Deferral Election (check appropriate box and complete the relevant information):

I hereby elect to further defer payment of ____ percent (___%) of my Deferred Compensation Account as elected herein. I understand this election will only apply to the portion of my Deferred Compensation Account I have designated. I also understand that this election will not become effective if the otherwise scheduled payment date to which the election it is to apply occurs within the following twelve (12) months.

2.
The portion of my Deferral Compensation Account designated above shall be paid to me at the following time (check appropriate box; you may only check one box; and you cannot elect to defer payment with respect to any date that has already occurred or will occur in the following twelve (12) months; for example, if you are already age 64 or older, you cannot elect to defer payment that otherwise might have commenced at age 65):

Sixty (60) days after the later of (i) the date on which you cease providing services or (ii) ____ years (must be at least five (5) years) after the date you attain age 65.

Sixty (60) days after the later of (i) _____ years (must be at least five (5) years) after the date you cease providing services or (ii) the date you attain age 65.

Sixty (60) days after the later of (i) _____ years (must be at least five (5) years) after the date you cease providing services or (ii) ______ years (must be at least five (5) years) after the date you attain age 65.

Sixty (60) days after the date which is _____ years (must be at least five (5) years) after you cease providing services, if you have already attained age 65 or will do so within the following twelve (12) months but have not ceased providing services and will not do so in the following twelve (12) months.

Sixty (60) days after the date which is _____ years (must be no less than five (5) years) after the date you attain age 65, if you have already ceased providing services but have not attained age 65 and will not do so in the following twelve (12) months.

3.	I elect for the percentage of my Deferred Compensation Account selected above to be paid as follows (check appropriate box and complete the relevant information):

In a single lump sum.

In ________ (____) consecutive annual installments (no less than three (3) nor more than five (5)) in accordance with the Plan.

This subsequent deferral election is subject in its entirety to the Plan which contains more detailed information regarding this election. The Plan’s terms govern any interpretation of the Plan, including any discrepancy between anything contained in this subsequent deferral election and any provision of the Plan. This subsequent deferral election is irrevocable once submitted to the Company.

Signature: ________________________________________    Date: ___________________

Name of Director: _________________________________

Please submit this Subsequent Deferral Election to ____________________________________.

Received: ___________________________________    Date: _________________________
Name: ______________________________________